Exhibit 99.1

GENERAL RED HOLDING, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

GENERAL RED HOLDING, INC.

Consolidated Financial Statements

December 31, 2011 and 2010

Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West
Parsippany, NJ 07054
Member of	Tel: (973) 882-8810 Fax: (973) 882-0788 www.pzcpa.com
Alliance of worldwide accounting firms

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

General Red Holding, Inc.

We have audited the accompanying consolidated balance sheets of General Red Holding, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of General Red Holding, Inc. as of December 31, 2011 and 2010, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Patrizio & Zhao, LLC

Parsippany, New Jersey

March 27, 2012

GENERAL RED HOLDING, INC.

Consolidated Balance Sheets

	December 31	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$3,265,179	$971,321
Accounts receivable	1,436,890	2,676,597
Inventory	2,058,467	2,787,290
Advance payments	1,850,888	1,445,451
Prepaid leases – current	1,550,780	-
Other current assets	14,731	133,308
Total current assets	10,176,935	8,013,967

Property and equipment, net	16,053,123	15,883,354

Other assets:
Intangibles, net	158,911	156,637
Prepaid leases – non current	12,406,243	-
Total other assets	12,565,154	156,637

Total assets	$38,795,212	$24,053,958

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$9,735,073	$3,492,450
Short-term bank loans	5,351,600	2,730,600
Advances from customers	-	595,196
Current portion of long-term bank loan	-	758,500
Due to related parties	328,434	803,254
Other current liabilities	247,728	328,548

Total current liabilities	15,662,835	8,708,548

Long-term bank loan	-	758,500

Total liabilities	15,662,835	9,467,048

Stockholders’ equity
Common stock, $0.0001 par value, 200,000,000 shares authorized 125,112,803 and 74,814,862 shares issued and outstanding at December 31, 2011 and 2010, respectively.	12,511	7,481
Additional paid-in capital	4,590,933	4,595,963
Statutory reserves	1,762,042	968,127
Retained earnings	14,971,258	8,102,893
Accumulated other comprehensive income	1,795,633	912,446
Total stockholders’ equity	23,132,377	14,586,910

Total liabilities and stockholders’ equity	$38,795,212	$24,053,958

The accompanying notes are an integral part of these consolidated financial statements.

2

GENERAL RED HOLDING, INC.

Consolidated Statements of Operations and Comprehensive Income

	For the Years Ended December 31,
	2011	2010

Sales	$17,096,403	$13,820,121

Cost of sales	8,007,614	7,255,714

Gross profit	9,088,789	6,564,407

Operating expenses
Selling expenses	748,149	516,459
General and administrative expenses	746,618	568,278
Total operating expenses	1,494,767	1,084,737

Income from operations	7,594,022	5,479,670

Other income (expenses):
Government subsidy	-	295,880
Interest income	12,730	5,148
Interest expense	(214,597)	(220,161)
Other income, net	270,125	114,419
Total other income	68,258	195,286

Income before provision for income taxes	7,662,280	5,674,956

Provision for income taxes	-	838,162

Net income	7,662,280	4,836,794

Other comprehensive income
Foreign currency translation adjustment	883,187	464,201

Total comprehensive income	$8,545,467	$5,300,995

The accompanying notes are an integral part of these consolidated financial statements.

3

GENERAL RED HOLDING, INC.

Consolidated Statements of Stockholders’ Equity

						Accumulated
			Additional			Other	Total
	Common	Stock	Paid in	Retained	Statutory	Comprehensive	Stockholders’	Noncontrolling	Total
	Shares	Value	Capital	Earnings	Reserve	Income	Equity	Interest	Equity

Balance at January 1, 2010	74,814,862	$7,481	$4,803,544	$3,473,237	$431,150	$448,245	$9,163,657	$722,850	$9,886,507

Purchase of subsidiary shares from	-	-	-	-	-	-	-	(293,400)	(293,400)
Noncontrolling interest

Comprehensive income:
Net income	-	-	-	4,836,794	-	-	4,836,794	-	4,836,794
Other comprehensive income:
Foreign currency translation adjustment	-	-	-	-	-	450,174	450,174	-	450,174

Comprehensive income							5,286,968	-	5,286,968

Acquisition of noncontrolling interest	-	-	85,584	-	-	9,771	95,355	(95,355)	-

Acquisition of noncontrolling interest	-	-	-	291,675	-	3,539	295,214	(295,214)	-

Acquisition of subsidiary	-	-	(293,165)	-	-	-	(293,165)	-	(293,165)

Statutory reserve	-	-	-	(498,813)	536,977	717	38,881	(38,881)	-

Balance at December 31, 2010	74,814,862	$7,481	$4,595,963	$8,102,893	$968,127	$912,446	$14,586,910	$-	$14,586,910

Effect of reverse merger	50,297,941	5,030	(5,030)	-	-	-	-	-	-

Comprehensive income:
Net income	-	-	-	7,662,280	-	-	7,662,280	-	7,662,280
Other comprehensive income:
Foreign currency translation adjustment	-	-	-	-	-	883,187	883,187	-	883,187

Comprehensive income							8,545,467	-	8,545,467

Statutory reserve	-	-	-	(793,915)	793,915	-	-	-	-

Balance at December 31, 2011	125,112,803	$12,511	$4,590,933	$14,971,258	$1,762,042	$1,795,633	$23,132,377	$-	$23,132,377

The accompanying notes are an integral part of these consolidated financial statements.

4

GENERAL RED HOLDING, INC.

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2011	2010

Cash flows from operating activities:
Net Income	$7,662,280	$4,836,794
Adjustments to reconcile net income to net cash
Provided by (used in) operating activities:
Depreciation and amortization	1,045,356	954,205
Changes in current assets and current liabilities:
Accounts receivable	1,319,501	(679,287)
Inventory	820,632	(41,130)
Advance payments	(345,683)	(435,718)
Prepaid leases	(13,740,662)	-
Other current assets	127,012	(42,034)
Accounts payable and accrued expenses	6,018,712	(1,908,061)
Advances from customers	(607,987)	580,444
Other current liabilities	(91,720)	(71,157)
Total adjustments	(5,454,839)	(1,642,738)

Net cash provided by operating activities	2,207,441	3,194,056

Cash flows from investing activities:
Acquisition of property and equipment	(621,386)	(113,863)
Addition to construction in progress	-	(179,839)
Buyout of existing shareholder	-	(300,000)

Net cash used in investing activities	(621,386)	(593,702)

Cash flows from financing activities:
Proceeds from short-term bank loans	2,479,360	443,820
Repayment of long-term bank loans	(1,549,600)	(739,700)
Due to related parties	(486,079)	(2,466,538)
Repayment of related party loans	-	(295,880)

Net cash provided by (used in) financing activities	443,681	(3,058,298)

Effect of foreign currency translation	264,122	42,135

Net increase (decrease) in cash and cash equivalents	2,293,858	(415,809)

Cash and cash equivalents – beginning of period	971,321	1,387,130

Cash and cash equivalents – ending of period	$3,265,179	$971,321

Supplemental disclosure of cash flow information:
Cash paid for interest	$214,597	$220,161
Cash paid for income taxes	$72,142	$910,317

Supplemental schedule of non-cash activities
Outstanding obligation for acquisition of subsidiary	$-	$295,880
Additional paid in capital – acquisition of noncontrolling interest	$-	$102,625
Transfer from construction in progress to fixed assets	$347,172	$-

The accompanying notes are an integral part of these consolidated financial statements.

5

GENERAL RED HOLDING, INC.

Notes to Consolidated Financial Statements

Note 1 – Organization and Nature of Business

General Red Holding, Inc. (“GRH”) was established under the laws of the State of Delaware on January 18, 2011. The accompanying consolidated financial statements include the financial statements of GRH. and its subsidiaries (collectively, the “Company”). The Company is primarily engaged in growing, preserving and marketing navel oranges.

On September 30, 2011, GRH entered into a Share Transfer and Issuance Agreement (the “Agreement”) with Han Glory International Investment Limited (“Han Glory International”), a company incorporated on April 28, 2011 under the laws of British Virgin Islands and Hua Mei Investments Limited (“Hua Mei”), a company incorporated on April 26, 2011 under the laws of the British Virgin Islands. Under the Agreement, GRH issued 74,814,862 shares to Hua Mei, the sole stockholder of Han Glory International, in exchange for all shares and beneficial interest of Han Glory International. This transaction is treated as a reverse merger, and therefore, after the share exchange, Han Glory International became the wholly owned subsidiary of GRH.

On May 18, 2011, Han Glory International purchased all shares of Greater China International Investment Limited (“Greater China International”), a company incorporated on December 4, 2009 under the laws of Hong Kong, from Zhihao Zhang, the sole stockholder of Greater China International, for $1,290 (HK$10,000). As a result, Greater China International became the wholly owned subsidiary of Han Glory International.

On January 13, 2010, Greater China International formed Nanchang Hanxin Agriculture Technology Co., Ltd (“WFOE”) in the city of Nanchang, Jiangxi Province, the People’s Republic of China (“PRC”).

On February 5, 2010, WFOE purchased all shares of Xingguo General Fruit Industry Development Co., Ltd (“General Fruit”) from Jiangjun Hong Group Co., Ltd., Xingping Hou and Jiefeng Ren for $293,400. As a result, WFOE acquired 100% interest in General Fruit. This transaction was a capital transaction in substance. That is, the transaction was a reverse recapitalization, equivalent to the issuance of stock by General Fruit for the net monetary assets of WFOE accompanied by a recapitalization.

General Fruit was formed in Xingguo County, Jiangxi Province, under the corporate laws of PRC On March 5, 2003. The primary business of General Fruits is to grow and sell navel oranges. On July 14, 2008, after a series of equity transfer agreements, General Fruits acquired 90% interest in Xingguo General Red Navel Orange Preservation Company, Ltd. (“Xingguo”). On July 25, 2010, General Fruits purchased the remaining 10% interest in Xingguo from Xingping Hou, the minority stockholder, for $295,000 (RMB 2,000,000) and owns 100% of Xingguo thereafter.

Xingguo, a citrus fruits company primarily engaged in preserving, packaging and marketing premium navel oranges, was formed as a limited liability company in Xingguo County, Jiangxi Province under PRC laws on November 22, 2005. Xingguo provides wholesale, retail, and institutional customers in China and several other countries with premium navel orange fruits under the trademark of “General Red”.

On September 26, 2011, GRH purchased all shares of Sheng Da Holding Limited (“Sheng Da BVI”), a company incorporated on May 18, 2011 under the laws of the British Virgin Islands, from General Red Company, Ltd (“General Red BVI”), a limited liability company incorporated on August 28, 2008 under the laws of British Virgin Islands, for $23,000. As a result, Sheng Da BVI became the wholly owned subsidiary of GRH. On September 29, 2011, Sheng Da BVI entered into a series of new agreements to terminate the old agreements with Xingguo, which were originally signed between General Red BVI and Xingguo on November 17, 2008, amended on June 10, 2011, and transferred to Sheng Da BVI by General Red BVI on June 30, 2011. The old agreements included a Consultation Agreement, an Operating Agreement, a Share Pledge Agreement, a Proxy Agreement and an Option Agreement. Upon the entry of these new agreements, Xingguo is no longer the Variable Interest Entity of Sheng Da BVI.

Note 2 – Summary of Significant Accounting Policies

Basis Of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Stated of America (“US GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

6

GENERAL RED HOLDING, INC.

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Basis Of Presentation (continued)

In preparing the accompanying consolidated financial statements, the Company evaluated the period from December 31, 2011 through the date the financial statements were issued for material subsequent events requiring recognition or disclosure.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include intangible assets, useful lives, and income taxes. Actual results could differ from those estimates.

Cash and Cash Equivalents

In accordance with FASB ASC Topic 230, "Statement of Cash Flows", the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded net of allowance for doubtful accounts. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. Periodically, management assesses customer credit history and relationships as well as performs accounts receivable aging analysis. Based on the results, management determines whether certain balances are deemed uncollectible at the end of each period. Using its past collection experience, the Company reserves 0.3% of accounts receivable balances outstanding between six months and twelve months, 3% of accounts receivable outstanding for more than one year but less than two years, and 100% of accounts receivable balances outstanding for more than two years. As of December 31, 2011 and 2010, no allowance was deemed necessary as all receivables were aged less than six months.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the weighted-average cost method. Provisions are made for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable values, if any. Management continually evaluates the recoverability based on assumptions about customer demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves or write-downs may be required that could negatively impact our gross margin and operating results. As of December 31, 2011 and 2010, no provisions were deemed necessary as no obsolete and slow-moving inventories were observed.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets as follows:

Estimated Useful Life
Electronic equipment	5 years
Vehicles	10 years
Machinery and equipment	10 years
Buildings and improvements	5 to 20 years
Navel orange orchards	30 years

Construction in progress primarily represents the construction costs of buildings, machinery and equipment. Costs incurred are capitalized and transferred to property and equipment upon completion, at which time depreciation commences.

Navel orange orchards consist of orchards we planted and acquired from local farmers. The planting cost includes cost related to land leveling, saplings, fertilizer, labor and facility on orchard lands. The planting cost was recorded as the property cost. In 2008, the Company directly acquired certain navel oranges trees from local farmers and recorded the purchase cost as property cost.

Cost of repairs and maintenance is expensed as incurred. Gain or loss on disposal of property and equipment, if any, is recognized in the statements of operations and comprehensive income.

7

GENERAL RED HOLDING, INC.

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Long-Lived Assets

In accordance with FASB ASC Topic 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total of the expected future undiscounted cash flows is less than the total carrying value of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

Intangible Assets

Intangible assets are stated at cost. Intangible assets with finite life are amortized over their estimated useful life using the straight-line method. Intangible assets with infinite life are not subject to amortization and are tested for impairment at a minimum once a year to determine possible impairment loss. Land use rights with a finite useful life are amortized on a straight-line basis over its estimated useful life of 50 years and included in general and administrative expenses.

Revenue Recognition

The Company derives its revenue primarily from sale of navel oranges. Revenue is recognized in accordance with the provisions of ASC Topic 605, which provides that revenue is recognized when products are shipped, title and risk of loss is passed to the customers and collection is reasonably assured. Payments received before the above criteria are satisfied are recorded as advances from customers. As of December 31, 2011 and 2010, advances from customers amounted to $-0- and $595,196, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is provided to reduce the carrying amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized. For the years ended December 31, 2011 and 2010, no differences were noted between the book and tax bases of the Company’s assets and liabilities, and therefore no deferred tax assets or liabilities were recorded.

The newly enacted PRC Corporate Income Tax (“CIT”) law provides tax exemption to enterprises that are engaged in agricultural businesses. General Fruit has been approved for tax exemption since its formation. The exemption is expected to be permanent unless the applicable provisions of the CIT law change.

Xingguo was approved for such exemption on April 19, 2011, but was retroactively effective from January 1, 2011 through December 31, 2011. The tax exemption privilege is valid for one year and renewable each year upon inspection by local tax authorities.

Value Added Taxes

Under the Provisional Regulations of the PRC’s Value Added Tax (“VAT”) law, the Company is responsible for collecting VAT on sales of products and to pay VAT on purchases of raw materials. Sales and cost of sales are reported net of VAT. At the end of each month, a net amount in favor of sales VAT will be remitted to the central government while a net amount in favor of purchase VAT will be carried forward to offset future sales VAT.

8

GENERAL RED HOLDING, INC.

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other obligations, approximate their fair value due to the short-term maturities of the related instruments.

Foreign Currency Translation and Transactions

The Company has evaluated the determination of its functional currency based on the guidance in ASC Topic, “Foreign Currency Matters,” which provides that an entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment in which an entity primarily generates and expends cash.

On its own, the Company raises financing in the U.S. dollar, pays its own operating expenses primarily in the U.S. dollar, paid dividends to its stockholders of common stock and expects to receive any dividends that may be declared by its subsidiaries in U.S. dollars.

Therefore, it has been determined that the Company’s functional currency is the U.S. dollar based on the expense and financing indicators, in accordance with the guidance in ASC 830-10-85-5.

The Company uses United States dollars (“U.S. Dollar” or “US$” or “$”) for financial reporting purposes. The subsidiaries within the Company maintain their books and records in Renminbi (“RMB”), the currency of China, the economic environment in which the Company’s primary subsidiaries conduct their operations. Assets and liabilities of the subsidiaries in RMB are translated into U.S. Dollars using the applicable exchange rates prevailing at the balance sheet date. Items on the statements of operations and comprehensive income and cash flows are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB into US Dollars for the purposes of preparing the condensed combined financial statements were as follows:

	December 31, 2011	December 31, 2010
Balance sheet items, except for stockholders’
equity items	RMB 1: US$0.15740	RMB 1: US$0.15170

	December 31, 2011	December 31, 2010
Amounts included in the statements of operations
and comprehensive income, and statements of
cash flows for the years then ended	RMB 1: US$0.15496	RMB 1: US$0.14794

Stockholders’ equity items	Historical rate	Historical rate

Comprehensive Income

The Company has adopted FASB ASC Topic 220, “Reporting Comprehensive Income”, which establishes rules for the reporting and display of comprehensive income, its components and accumulated balances. ASC 220 defines comprehensive income to include all changes in equity, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on available-for-sale marketable securities, except those resulting from investments by owners and distributions to owners.

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GENERAL RED HOLDING, INC.

Notes to Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-12, Comprehensive Income (Topic 220) (“ASU 2011-12”). ASU 2011-12 allows deferral of the effective date for amendments to the presentation of reclassifications of items out of accumulated other comprehensive income in ASU No. 2011-05. This update is effective at the same time as the amendments in ASU No. 2011-05. The adoption of this ASU will not have a material impact on the Company’s financial statements.

In December 2011, FASB issued ASU No. 2011-11, Balance Sheet (Topic 210) (“ASU 2011-11). ASU 2011-11 provides enhanced disclosures that will enable users of its financial statements to evaluate the effect or potential effect of netting arrangements on an entity’s financial position. The objective of this update is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. generally accepted accounting principles (“GAAP”) and those entities that prepare their financial statements on the basis of International Financial Reporting Standards (“IFRS”). ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this ASU will not have a material impact on the Company’s financial statements.

In June 2011, FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220) (“ASU 2011-05). ASU 2011-05 provides guidance on presentation of comprehensive income with an objective to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. To increase the prominence of items reported in other comprehensive income and to facilitate convergence of GAAP and IFRS, FASB decided to eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity, among other amendments in ASU 2011-05. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this ASU will not have a material impact on the Company’s financial statements.

In May 2011, FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820) (“ASU 2011-04). ASU 2011-04 provides amendments to achieve common fair value measurement and disclosure requirements in GAAP and IFRS. The amendments are effective for public entities for interim and annual periods beginning after December 15, 2011, and should be applied prospectively. Early adoption is not permitted for public entities. The adoption of this ASU will not have a material impact on the Company’s financial statements.

In April 2010, FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (Topic 605) (“ASU 2010-17”). ASU 2010-17 provides guidance on defining the milestone and determining when the use of the milestone method of revenue recognition for research or development transactions is appropriate. It provides criteria for evaluating if the milestone is substantive and clarifies that a vendor can recognize consideration that is contingent upon achievement of a milestone as revenue in the period in which the milestone is achieved, if the milestone meets all the criteria to be considered substantive. ASU 2010-17 is effective for us in fiscal 2012 and should be applied prospectively. The adoption of this ASU will not have a material impact on the Company’s financial statements.

In January 2010, FASB expanded the disclosure requirements for fair value measurements relating to the transfers in and out of Level 2 measurements and amended the disclosure for the Level 3 activity reconciliation to be presented on a gross basis. In addition, valuation techniques and inputs should be disclosed for both Levels 2 and 3 recurring and nonrecurring measurements. The new requirements are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about the Level 3 activity reconciliation which are effective for fiscal years beginning after December 15, 2010. The Company adopted the new disclosure requirements on January 1, 2010 except for the disclosure related to the Level 3 reconciliation, which will be adopted on January 1, 2011. The adoption will not have an impact on the Company’s financial condition, results of operations or cash flows.

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GENERAL RED HOLDING, INC.

Notes to Consolidated Financial Statements

Note 3 – Inventory

Inventories as of December 31, 2011 and 2010 by major categories are summarized as follows:

	December 31, 2011	December 31, 2010

Raw materials	$5,802	$920,030
Packing materials	233,199	375,505
Finished goods	1,819,466	1,491,755
Total	$2,058,467	$2,787,290

NOTE 4 – Advance Payments

	December 31, 2011	December 31, 2010

Advances to suppliers*	$1,810,863	$
Others	40,025
Total	$1,850,888	$1,445,451

* Upon execution of purchase contracts with local farmer collectives, as a measure to secure title in the naval oranges to be purchased, the company usually makes an advance payment equivalent to approximately 10% to 20% of the total contract price when executing purchase contracts with local farmer collectives. Between the signing dates and the navel orange delivery dates, the Company usually makes additional advances to encourage prompt delivery from local farmers. Upon receipt of navel oranges, these advance payments will be applied against related invoices. As of December 31, 2011 and 2010, approximately $1,810,000 (11,504,849 RMB) and $1,326,932 (8,773,406 RMB) has been advanced to local farmer collectives, respectively. As of June 30, 2012, the Company had made no advance payments or purchases of navel oranges as the Company's operating cycle starts from October to March of the following year.

Note 5 – Property and Equipment

Property and equipment as of December 31, 2011 and 2010 consist of the following:

	December 31, 2011	December 31, 2010

Electronic equipment	$92,820	$76,567
Vehicles	314,381	292,939
Machinery and equipment	1,836,565	1,764,320
Buildings and improvements	7,274,145	6,430,157
Navel orange orchards	10,258,057	9,547,646
Subtotal	19,775,968	18,111,629
Less: Accumulated depreciation	4,031,181	2,865,313
	15,744,787	15,246,316
Add: Construction in progress	308,336	637,038
Total	$16,053,123	$15,883,354

Depreciation expense for the years ended December 31, 2011 and 2010 was $1,041,801 and $950,810, respectively.

Note 6 – Intangible Assets

Intangible assets as of as of December 31, 2011 and 2010 consist of the following:

	December 31, 2011	December 31, 2010

Land use rights	$180,581	$174,041
Less: Accumulated amortization	21,670	17,404

Total	$158,911	$156,637

Amortization expense for the years ended December 31, 2011 and 2010 was $3,555 and $3,395, respectively.

Note 7 – Prepaid Leases

On April 1, 2011, General Fruit entered into lease contracts with a group of individual orchard owners, pursuant to which General Fruit was authorized to operate the orchards for 10 years starting January 1, 2011. These leases are accounted for as operating leases. The lease terms are effective from January 1, 2011 through December 31, 2020. The aggregate lease amount of $15,507,803 (RMB 98,524,800) will be amortized over ten years. Pursuant to the contract terms, the Company paid 40% of the lease amount which was approximately $6,204,538 (RMB 39,418,920) by the end of year 2011 using cash generated from operations. Amortized lease amount for the year ended December 31, 2011 was $1,526,740.

11

GENERAL RED HOLDING, INC.

Notes to Consolidated Financial Statements

Note 8 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses as of December 31, 2011 and 2010 consist of the following:

	December 31, 2011	December 31, 2010

Accounts payable	$9,603,870	$3,354,398
Accrued expenses	131,203	138,052

Total	$9,735,073	$3,492,450

The carrying value of accounts payable and accrued expenses approximates fair value due to the short-term nature of these obligations.

Note 9 – Short-Term Bank Loan

Short-term bank loans as of December 31, 2011 and 2010 consist of the following:

	December 31	December 31
	2011	2010
On November 12, 2010, the Company obtained a loan from Agricultural
Development Bank of China, the principal of which was repaid in full by
November 11, 2011. The interest was calculated using an annual fixed interest rate of 5.56% and paid monthly. The loan was secured by the
Company’s property.	$-	$1,896,250

On December 8, 2010, the Company obtained a loan from Agricultural
Development Bank of China, the principal of which was repaid in full by
July 1, 2011. The interest was calculated using an annual fixed interest rate of 5.56% and paid monthly. The loan was secured by the
Company’s inventory.	$-	$834,350

On November 17, 2011, the Company obtained a loan from Agricultural
Development Bank of China, the principal of which will be paid in full by
November 16, 2012. The interest was calculated using an annual fixed interest rate of 6.56% and paid monthly. The loan was secured by the
Company’s property.	$4,139,620	$-

On November 25, 2011, the Company obtained a loan from Agricultural
Development Bank of China, the principal of which will be paid in full by
November 16, 2012. The interest was calculated using an annual fixed interest rate of 6.56% and paid monthly. The loan was secured by the
Company’s inventory.	$1,211,980	$-

Total	$5,351,600	$2,730,600

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GENERAL RED HOLDING, INC.

Notes to Consolidated Financial Statements

Note 10 – long-term bank loan

Long-term bank loans as of December 31, 2011 and 2010 consist of the following:

	December 31	December 31
	2011	2010
On August 31, 2007, the Company entered into a Loan Agreement with the Agricultural Development Bank of China (“ADB”) pursuant to which the Company borrowed RMB 20,000,000 (approximately $2,654,000) from ADB (the “Loan”). The term of the Loan was five years, with a maturity date of August 31, 2012. The interest rate was 7.38% pursuant to the five years base interest promulgated by the People’s Bank of China. The Loan was designated to finance the purchase of production equipment used to produce 7,000 tons of navel oranges and was secured by the Company’s building property. The loan was paid in full by November 15, 2011.	$-	$1,517,000

Total	$-	$1,517,000

Less: Current portion	-	758,500

Non-current portion	$-	$758,500

Note 11 – Due to Related Parties

As of December 31, 2011 and 2010, the Company had outstanding loans from related parties of $328,434 and $803,254, respectively. The balances consist of the following:

	December 31	December 31
	2011	2010

Due to entity under common control	$-	$501,751
Due to stockholder	328,434	301,503

Total	$328,434	$803,254

These loans are non-interest bearing and payable on demand. The proceeds of these loans were utilized as working capital.

Note 12 – Stock Authorization and Issuance

On September 30, 2011, Han Glory International and its shareholders, Hua Mei, entered into a Share Exchange Agreement with General Red Holding, Inc. Pursuant to the terms of the Share Exchange Agreement, General Red Holding, Inc. agreed to acquire all of the issued and outstanding shares of Han Glory International from Hua Mei in exchange for General Red Holding, Inc. to issue an aggregate of 74,814,862 shares of common stock to Hua Mei, at $0.0001 par value per share (the “Share Exchange”), which, upon completion of the transactions contemplated by the Share Exchange Agreement, constitutes a controlling majority of General Red Holding, Inc.’s issued and outstanding shares of common stock. Upon consummation of the Share Exchange, Han Glory International became a wholly-owned subsidiary of General Red Holding, Inc.

13

GENERAL RED HOLDING, INC.

Notes to Consolidated Financial Statements

Note 13 – Income Taxes

The Company is a Delaware corporation and conducts all of its business through its Chinese subsidiaries, which operate in the PRC only. The Company’s U.S. holding company does not generate any U.S. income and accordingly there is no provision or benefit for U.S. income tax purposes.

Han Glory International is not subject to tax on income or capital gains under the laws of British Virgin Islands.

Under the Corporate Income Tax Law of the PRC, the corporate income tax rate is 25%. For the years ended December 31, 2011 and 2010, the income taxes provision for the Company was $-0- and $838,162, respectively.

Note 14 – Risk Factors

As the Company's operations are carried out in the PRC, the Company's business, financial condition and results of operations may be influenced by the PRC’s political, economic and legal conditions. The Company's business may also be influenced by the PRC’s changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 15 – Concentration and Credit Risks

For the year ended December 31, 2011, five vendors accounted for approximately 98% of the Company’s raw materials, while for the year ended December 31, 2010, five vendors accounted for approximately 72% of the Company’s raw materials. Purchases from these vendors were $716,329 and $4,767,129 for the years ended December 31, 2011 and 2010, respectively.

For the year ended December 31, 2011, five customers accounted for $4,119,677 in sales, or approximately 24% of the Company’s total sales. For the year ended December 31, 2010, five customers accounted for $5,177,017 in sales, or approximately 37% of the Company’s total sales.

Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with financial institutions. Management believes that the financial institutions where the Company maintains its cash and cash equivalents are financially sound and credit risk is minimal with respect to these investments.

Note 16 – Subsequent Events

None

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